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                                                                      EXHIBIT 99


                                  EXHIBIT 99

                   FIRST NATIONAL CORPORATION OF WEST POINT
                                     PROXY

                     THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
                   FIRST NATIONAL CORPORATION OF WEST POINT


The undersigned shareholder of First National Corporation of West Point ("FNC"), a Mississippi corporation, hereby constitutes and appoints __________________ and __________________, or either of them, proxies with full power of substitution to vote and act for the undersigned, as designated below, with respect to the number of shares of common stock, $5.00 par value, of FNC the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of FNC, which will be held at the main office of First National Bank of West Point, 107 Commerce Street, West Point, Mississippi 39773 on December 8, 1998 at 10:00 A.M., and at any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF FNC, OR, IN THE EVENT A MATTER IS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING AS TO WHICH THE BOARD OF DIRECTORS HAS MADE NO RECOMMENDATION, THE PROXIES WILL VOTE THE SHARES IN THEIR DISCRETION.

     The Board of Directors of FNC recommends that you vote FOR the approval of the Definitive Agreement and Plan of Reorganization and Merger between FNC and NBC Capital Corporation ("NBC") dated July 24, 1998, as amended, which provides for the Merger of FNC into NBC.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
                     IN THE ENCLOSED POSTAGE PAID ENVELOPE
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PLEASE MARK YOUR CHOICE LIKE
THIS X IN BLUE OR BLACK INK
/---/


     --------------------
     Common Stock

     Approval of the Definitive Agreement and Plan of Reorganization and Merger between FNC and NBC dated July 24, 1998, as amended.

     For      Against      Abstain

     [_]        [_]          [_]

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement-Prospectus and hereby revokes any proxy or proxies heretofore given.


Date                                   Signature
    ---------------------------------           -------------------------------

Please mark, date and sign as your account name appears and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation or partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each shareholder named should sign.